Exhibit 99.1

FutureScripts, LLC

Financial Statements as of and for the

Year Ended December 31, 2009,

and Independent Auditors’ Report

FUTURESCRIPTS, LLC

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2009:

Balance Sheet	2

Statement of Operations	3

Changes in Member’s Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6–13

Deloitte & Touche LLP
1700 Market Street
Philadelphia, PA 19103-3984 USA

Tel: +1 215 246 2300 Fax: +1 215 569 2441
www.deloitte.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

FutureScripts, LLC

Philadelphia, Pennsylvania

We have audited the accompanying balance sheet of FutureScripts, LLC (the “Company”) as of December 31, 2009, and the related statements of operations, changes in members’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2009, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

September 10, 2010

Member of Deloitte Touche Tohmatsu

FutureScripts, LLC

BALANCE SHEET

AS OF DECEMBER 31, 2009

ASSETS

Current assets:
Cash and cash equivalents	$804

Receivables:
Customer receivables	3,126,139
Pharmacy payments receivable	25,585,059
Rebate receivables, net	15,968,520

Total receivables	44,679,718

Due from affiliates	66,682
Affiliate loan receivable	9,919,000
Prepaid expense	44,146
Deferred tax asset — net	118,000

Total current assets	54,828,350

Property, equipment, and capitalized software — net	5,008,627

TOTAL ASSETS	$59,836,977

LIABILITIES AND MEMBER’S EQUITY

Current liabilities:
Due to affiliates	$2,146,736
Pharmacy payment payable	25,182,904
Rebates payable	26,903,651
Other liabilities	1,753,682

Total current liabilities	55,986,973

Accrued post retirement benefits	217,619

Total liabilities	56,204,592

Contingencies (Note 6)

Member’s equity:
Paid-in capital	9,915,000
Accumulated deficit	(6,282,615)

Total member’s equity	3,632,385

TOTAL LIABILITIES AND MEMBER’S EQUITY	$59,836,977

See notes to financial statements.

FutureScripts, LLC

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

REVENUE:

Product revenue	$813,127,495
Cost of brand drug rebates	(59,058,728)

Net product revenue	754,068,767

Network service fees	469,866
Service fees and other	462,264

Total revenue	755,000,897

OPERATING EXPENSES:

Cost of product revenue	793,130,520
Brand drug rebates	(67,475,413)

Net cost of product revenue	725,655,107

Marketing, general and administrative	17,732,442
Restructuring costs	541,493

Total operating expenses	743,929,042

Interest income	35,895
Interest expense	(2,568)

Income — before income taxes	11,105,182

Income tax expense	3,889,000

Net income	$7,216,182

See notes to financial statements.

FutureScripts, LLC

STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2009

Beginning balance	$1,501,203

Net income	7,216,182

Tax allocation settlement (Note 4)	3,915,000

Capital distributions	(9,000,000)

Ending balance	$3,632,385

See notes to financial statements.

FutureScripts, LLC

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2009

OPERATING ACTIVITIES:
Net income	$7,216,182

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	655,067
Increase (decrease) due to change in:
Receivables	4,731,882
Prepaid expenses	1,572,991
Deferred tax asset	(26,000)
Due to/from affiliates — net	(20,163,519)
Pharmacy payment payable	1,523,077
Rebates payable	3,522,794
Income taxes payable	3,915,000
Other liabilities	368,574
Accrued post retirement benefits	107,699

Net cash provided by operating activities	3,423,747

INVESTING ACTIVITIES:
Acquisition of property and equipment	(3,521,876)
Loans to affiliates	(68,103,000)
Loans collected from affiliates	77,944,000

Net cash provided by investing activities	6,319,124

FINANCING ACTIVITIES:
Capital distributions	(9,000,000)
Proceeds from affiliate loan borrowings	11,488,000
Repayment of affiliate loans	(12,231,000)

Net cash used in financing activities	(9,743,000)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(129)

CASH AND CASH EQUIVALENTS:
Beginning of year	933

End of year	$804

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$2,568

See notes to financial statements.

FUTURESCRIPTS, LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2009

1.	ORGANIZATION AND OPERATIONS

Business — FutureScripts, LLC (the “Company”), formed in 2006 and a wholly owned subsidiary of QCC Insurance Company (QCC), which is an indirect wholly owned subsidiary of Independence Blue Cross (IBC), provides pharmacy benefit management (PBM) services to members of affiliated and unaffiliated customers. Services offered by the Company include mail service pharmacy and administrative services that include claims processing, benefit design consultation, drug utilization review, formulary management, and medical and drug data analysis services. The Company provides prescription services through its mail service pharmacy and a nationwide network of retail pharmacies. The Company is licensed as a third-party administrator or PBM company in certain states in which it conducts business.

The accompanying financial statements may not be indicative of the Company’s future performance and do not necessarily reflect what its financial position, results of operations, and cash flows would have been during the period presented had the Company operated as an independent company, unaffiliated with IBC and its affiliates. The Company’s historical financial statements include all revenues, costs, assets and liabilities directly attributable to the Company. In addition, certain expenses reflected in the financial statements include allocations of corporate expenses from IBC and its affiliates. Management believes such allocations are reasonable; however, they may not be indicative of the actual expenses that would have been incurred had the Company been operating as an unaffiliated company for the period presented (see Note 5). On August 4, 2010, an agreement to sell the Company was announced (see Note 8).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

Cash and Cash Equivalents — Cash and cash equivalents are defined as all highly liquid investments with an original maturity of three months or less.

Concentrations of Credit Risk — Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of receivables for manufacturers rebates, receivables for administrative service revenue (for prescription claims processing), and for reimbursement of prescription drug costs that are paid to network pharmacies. The administrative service receivables and prescription drug costs are primarily with IBC and its affiliates. The Company has not experienced significant losses related to receivables in the past. The Company’s collection experience indicates limited loss exposure due to the nature of the benefits involved and the necessity of benefit continuity for plan sponsor employees.

Fair Value of Financial Instruments — The Company’s balance sheet primarily includes the following financial instruments: cash, receivables, pharmacy claims and rebates payable, accrued liabilities, and due to/from affiliates (including affiliate loans). Because of the relatively short period of time between origination of the instruments and their expected realization, the Company believes the Carrying amounts of assets and liabilities in the financial statements approximate the fair values of these financial instruments.

Receivables — Receivables are comprised of rebate amounts due from pharmaceutical manufacturers or third party intermediaries and accounts receivable from customers. Based on the Company’s revenue recognition and rebate accounting policies discussed below, certain rebates are estimated and unbilled at the end of the period. Receivables for rebates are calculated monthly based on an estimate of rebatable prescriptions and the rebate per prescription. These estimates are adjusted to actual over the following months when the number of rebatable prescriptions and the rebate per prescription has been finalized and the manufacturers or third party intermediaries are billed for the rebates and the manufacturers or third party intermediaries complete their own assessment of the Company’s submission. The allowance for receivables is determined based on historical write-off experience.

Customer receivables are recorded for amounts due from unaffiliated customers for prescription drug claims approved and processed by our network of pharmacies on behalf of the customer and for administrative service fees for claims processing, formulary design and management, and other PBM services.

Pharmacy payments receivables are recorded for amounts due from affiliated customers for actual approved and processed claims.

Property, Equipment, and Capitalized Software – Net — Property, equipment and capitalized software, which includes expenditures for significant improvements, is recorded at cost, net of accumulated depreciation and amortization. Maintenance, repairs and minor improvements are expensed as incurred. Capitalized software consists of certain costs incurred in the development of internal-use software, including direct costs of materials and services and payroll costs of employees devoted to specific software development. Developmental costs are accumulated until the software is put into use, at which time amortization commences. When property, equipment, or capitalized software is retired or otherwise disposed of, cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations. Depreciation and amortization of property, equipment, and capitalized software is computed using the straight-line method over the estimated useful lives of the respective assets (three to ten years for property and equipment and three to five years for capitalized software ) and is included in Marketing, general, and administrative expenses in the statement of operations.

Long-Lived Assets — The Company reviews long-lived assets, including property, equipment, and capitalized software, for events or changes in circumstances that would indicate the Company might not recover their carrying value. The Company considers many factors including estimated future utility and cash flows associated with the assets, to make this decision. No impairment was determined to exist as of December 31, 2009.

Pension and Other Postretirement Benefits — Pension expense related to the Company’s participation in the defined benefit pension plan of IBC is recorded based on actuarially determined net periodic pension costs using a year-end measurement date. The actuarial cost method used is the projected unit credit method. The Company is allocated its share of the annual pension cost by IBC based upon the Company’s proportionate share of total employee salary expense. Benefits are based on the employee’s years of service and compensation during the years preceding retirement.

Health care and life insurance benefits are also provided for retirees. The Company recognizes, as a liability, the actuarial present value of postretirement benefits expected to be paid to employees. The related expense reflects benefits attributed to services rendered by eligible employees during the period and interest on the liability.

Due To/From Affiliates — Due to/from affiliates primarily consists of balance due to or from affiliates for shared services and accrued interest on affiliate loan balances (see Note 5).

Revenue Recognition — The Company’s net revenues are comprised primarily of product net revenues and are derived principally from the sale of prescription drugs through our networks of contractually affiliated and independent retail pharmacies and through our mail-order pharmacy, and are recorded net of certain discounts and rebates payable to customers and members (see also “Rebate Accounting” below).

Product Revenue — The Company recognizes revenue from its mail services pharmacy, excluding co-payments received from members of the customers they serve; when prescriptions are shipped. Products sold through the mail service pharmacy include oral, specialty, and over-the-counter (OTC) medications. Product revenues are also derived from products sold through a contracted network of retail pharmacies, excluding the member’s applicable co-payments. Collection of co-payments from members is the responsibility of the pharmacies. The Company evaluates customer contracts using the indicators of ASC Topic No. 605-45-1, Revenue Recognition Principal-Agent Considerations (formerly Emerging Issues Tax Force Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent) to determine whether the Company acts as a principal or as an agent in the fulfillment of prescriptions through the retail pharmacy network. The Company acts as a principal in all its transactions with customers and revenues are recognized at the prescription price (ingredient cost plus dispensing fee) negotiated with customers, as well as the Company’s administrative fees (“Gross Reporting”). Gross reporting is appropriate because the Company (a) has separate contractual relationships with customers and with pharmacies, (b) is obligated by its retail service contracts with network pharmacy providers to pay their network pharmacy providers for benefits provided to its customers, whether or not the Company is paid, (c) determines which drugs will be included in the formulary listings, (d) selects which retail pharmacies will be included in the network offered to plan sponsors’ members, (e) is responsible to validate and economically manage a claim through its claims adjudication process, (f) commits to set prescription prices for the pharmacy, including instructing the pharmacy as to how that price is to be settled (co-payment requirements), (g) manages the overall prescription drug relationship with the patients, who are members of customers’ plans, and (h) has credit risk for the price due from the customer. These revenues are recognized as the claims are adjudicated, which occurs at the point-of-sale using an on-line claims processing system. Payments made to the network pharmacy providers under the retail service contracts are recorded as Cost of product revenue. During 2009, the Company recorded network retail pharmacy revenues and mail service pharmacy revenues totaling $813,127,495 under the gross revenue basis.

Network Service Fees — The Company earns a processing/general transmission fee from in network pharmacies. The fees are based on processed claims for a particular network pharmacy and range from $.03 to $.10 per processed claim. Network service fees earned in 2009 totaled $469,866.

Service Fees — The Company charges its unaffiliated customers for administrative services which include claims processing, formulary design and management, and other PBM services. Service fees are calculated on a per member basis and are invoiced monthly to the customers. Service fees are recognized when a prescription claim is adjudicated (reviewed and approved). Service fees earned in 2009 totaled $444,842.

Rebate Accounting — The Company receives brand drug rebates and administrative fees from pharmaceutical manufacturers (i.e. access rebates and rebates based on market share percentages).

Rebates are recognized as they are earned in accordance with the contractual agreements. The Company estimates fees receivable from pharmaceutical manufacturers and the related rebates payable to its customers on a monthly basis based on historical data. Amounts are subject to final settlement with the contracted party. Based on contractual agreements between the Company and its customers, in most instances, 95% of the manufacturer rebate is transferred to the Company’s customers and the remaining 5% is retained by the Company. The Company retains 100% of administrative fees which are based on contracted drug utilization. The administrative fees range from 1% to 3% and are billed to the drug companies on a quarterly basis. Brand drug rebates and administrative fees totaling $61,145,814 and $6,329,599, respectively, were earned during 2009 and are included in brand drug rebates in the statement of operations.

Rebates earned under arrangements with drug manufacturers or third party intermediaries are a reduction of Cost of product revenue expenses and the portion of such rebates due to customers is a reduction of Product revenue. Estimated fees receivable from pharmaceutical manufacturers and the related rebates payable to customers are recorded when the company determines them to be realizable and realization is not dependent upon future pharmaceutical sales. Estimates are revised once the actual rebateable prescriptions are calculated and rebates are billed to the manufacturer. Payments of rebates to customers are generally made subsequent to the Company’s receipt of the rebate payments from the pharmaceutical manufacturers. As the Company assumes pricing risk, rebates are recorded using the gross reporting method.

Cost of Product Revenue — The Company has a contractual obligation to pay its network pharmacy providers for benefits provided to its members. Cost of product revenue includes prescription drug costs and other direct costs associated with dispensing prescriptions. Prescription drugs and supplies are obtained by the contracted pharmacies directly from the manufacturers or wholesale distributors. The Company does not maintain an inventory supply of prescription drugs.

Interest Income / Expense — Interest income earned on cash and cash equivalents and on amounts loaned to affiliates is recorded as Interest income in the statement of operations. Interest expense includes interest incurred on amounts borrowed from affiliates (see Note 5).

Use of Estimates — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements — In June 2009, the FASB issued the Accounting Standards Codification (the “ASC”) to serve as the single source of authoritative GAAP. The Company adopted the ASC on December 31, 2009. Since the new standard did not change U.S. GAAP, there was no change to the Company’s financial statements other than to update all references to U.S. GAAP to be in conformity with the ASC.

In May 2009, the FASB issued ASC 855, Subsequent Events, (formerly SFAS 165, Subsequent Events), to establish principles and requirements for events occurring after the balance sheet date but before financial statements are issued or available to be issued. ASC 855 provides guidance to determine the period through which an entity should evaluate events or transactions that may require disclosure, the circumstances under which an entity should recognize such events or transactions and the related disclosures for such events or transactions. ASC 855 did not result in significant changes in the evaluation and disclosure of subsequent events as it is establishing principles that are consistent with current generally accepted auditing standards. ASC 855 is effective for periods ending after June 15, 2009 and has been adopted by the Company for the year ended December 31, 2009 (see Note 8).

3.	PROPERTY, EQUIPMENT AND CAPITALIZED SOFTWARE — NET

The components of property, equipment and capitalized software at December 31, 2009, are as follows:

Office furniture and equipment	$549,102
Capitalized software	4,905,366

Property, equipment and capitalized software — gross	5,454,468

Accumulated depreciation and amortization	(445,841)

Property, equipment and capitalized software — net	$5,008,627

Depreciation and amortization expense related to property, equipment and capitalized software was $655,067 for the year ended December 31, 2009.

4.	INCOME TAXES

The Company is a single member Limited Liability Company and is classified as a disregarded entity for federal, state and local income tax purposes. In accordance with ASC 740, Income Taxes, the Company is not jointly and severally liable for the current and deferred income taxes of its owner, The Company is included in the income tax return of its taxable owner, QCC Insurance Company. In accordance with ASC 740, as the Company is a subsidiary of a taxable entity and in order to satisfy reporting requirements of the purchaser (see Note 8), income taxes have been allocated to the Company’s financial statements. There is no intention by QCC to collect from or pay to the Company any current tax balances calculated as a result of this allocation. Therefore, the settlement of such balances has been treated as a non-cash equity transaction within these financial statements.

The components of income tax expense for the year ended December 31, 2009 are as follows:

Federal:
Current	$3,915,000
Deferred	(26,000)

Income tax expense	$3,889,000

The reconciliation of the expected and actual federal income tax expense for the year ended December 31, 2009 is as follows:

Expected tax expense at 35%	$3,887,000
Meals and entertainment	2,000

Total income tax expense	$3,889,000

The net deferred tax asset includes the following amounts of deferred tax assets and liabilities at December 31, 2009:

Deferred tax assets (liabilities):

Accrued non-qualified retirement plan	$59,000
Accrued future employee benefits	76,000
Depreciation and amortization	(17,000)

Net deferred tax asset	$118,000

ASC 740 requires deferred tax assets to be reduced by a valuation reserve if it is more likely than not that some portions or all of the deferred tax assets will not be realized. At December 31, 2009 the Company has not recorded a valuation allowance. No interest or penalties have been recognized.

The Company does not believe it is reasonably possible that the amount of the unrecognized tax benefit with respect to certain of our unrecognized tax positions will increase or decrease significantly during the next 12 months.

The Company is included in its owner’s federal tax return which has been examined by the Internal Revenue Service (IRS) through the year 2006. The returns for the years 2007, 2008, and 2009 are subject to examination by the IRS, generally for three years after they are filed. The Company’s state and local tax returns are included in its owner’s tax returns for 2006, 2007, 2008, and 2009 which are subject to examination by the taxing authorities, generally for three years after they are filed.

5.	TRANSACTIONS WITH PARENT AND AFFILIATES

The Company receives a variety of operational and administrative services from IBC and its affiliates. The Company receives charges based on allocations using actual costs and assumptions that management believes are reasonable. The amounts charged for these services to the Company totaled $570,311 in 2009 and are included in Marketing, general, and administrative expenses in the statement of operations.

The Company provides PBM services to its affiliates. These services include mail service pharmacy and administrative services that include claims processing, benefit design consultation, drug utilization review, formulary management, and medical and drug data analysis services. Revenue earned from these affiliates, excluding rebates, totaled $792,672,976 in 2009 and is recorded in Product revenue in the statement of revenue.

The Company also acts as a third-party administrator for its affiliates. The Company collects prescription drug costs from its affiliates for prescriptions filled within the Company’s pharmacy network and distributes these proceeds to the pharmacies for the affiliates. In addition, the Company collects rebates and passes the proceeds through to its affiliates. The agreed upon drug pricing between the Company and its affiliates includes the cost of providing third-party administrative services, and the related revenue is recorded in product revenue in the statement of operations.

The Company participates in a short term intercompany loan program with other participating affiliates. Funds are loaned to other affiliates or borrowed from affiliates based on the working capital needs of the affiliate companies. Interest accrues at a rate equal to the daily rate payable by commercial banks on overnight investments. Affiliate loan balances are typically settled monthly as funds become available and all loan balances are payable in full within three days of the lender providing the borrower with a written demand for repayment or otherwise no later than one year. At December 31, 2009, the Company had no borrowings outstanding related to the affiliate loan agreement and maintained affiliate loan receivables totaling $9,919,000. During the year ended December 31, 2009, the Company recognized interest income on loans to affiliates totaling $34,204 and interest expense on borrowings totaling $2,568.

Capital Distributions — The Company’s Board of Directors authorized a return of capital of $9,000,000 to QCC for the year ended December 31, 2009.

The Company participates in the group employee benefit plans of IBC for health, life, and disability benefits. Group employee benefit plan expenses for these benefits incurred by the Company were $1,051,709 for the year ended December 31, 2009. Such costs are included in Marketing, general and administrative expenses in the statement of operations.

The Company also participates in IBC’s noncontributory defined benefit pension plan of all its employees hired prior to January 1, 2000. The benefits are based upon years of service and the employee’s final compensation. For those employees hired on or after January 1, 2000, benefits are calculated on a cash basis formula. Amounts charged to the Company for pension cost in 2009 totaled $799,623 and are included in Marketing, general and administrative expenses in the statement of operations.

The Company also participates in IBC’s defined postretirement health benefit plan covering substantially all its employees. The costs of these benefits are recognized in the financial statements during the employee’s active working career. Amounts charged by IBC to the Company for postretirement health benefits cost in 2009 totaled $107,699 and are included in Marketing, general and administrative expenses in the statement of operations.

6.	CONTINGENCIES

Litigation — In the course of ordinary business, the Company is involved in and is subject to contractual disputes and other uncertainties. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial condition or results of operations.

7.	RESTRUCTURING COSTS

In July 2009, to meet its goal of aligning its cost structure with its membership outlook for 2010 and forward, IBC introduced an initiative to reduce its administrative costs. In August 2009, IBC announced a voluntary early retirement program to associates that met certain age and years of service criteria. The total cost of the program allocated to the Company was $541,493. These costs are included in Restructuring costs in the 2009 statement of operations.

8.	SUBSEQUENT EVENTS

On August 4, 2010, the Company’s ultimate parent, Independence Blue Cross, announced a definitive equity interest sale agreement to sell all of the Company’s issued and outstanding interest to Catalyst Health Solutions, Inc. (Catalyst) in exchange for cash. The transaction is expected to close in 2010 subject to customary closing conditions and the expiration of the waiting period under antitrust provisions. Following the close of the transaction, Catalyst will provide PBM services to IBC and its affiliates under the terms of a new 10 year contract.

The Company has evaluated subsequent events through September 10, 2010, the date these financial statements were issued. Except as identified above, no material subsequent events have occurred since December 31, 2009 that required recognition or disclosure in these financial statements.

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